October 2023

Preliminary Terms No. 10,672

Registration Statement Nos. 333-250103; 333-250103-01

Dated October 23, 2023

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 40% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. At maturity, if the underlying shares have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity. If the underlying shares have depreciated in value, but the underlying shares have not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. However, if the underlying shares have declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 40% of the stated principal amount. Investors may lose up to 60% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek an equity fund-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the underlying shares. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	October 29, 2026
Underlying shares:	Shares of the Energy Select Sector SPDR® Fund (the “Fund”)
Aggregate principal amount:	$
Payment at maturity per Buffered PLUS:	￭If the final share price is greater than the initial share price: $1,000 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
￭If the final share price is less than or equal to the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 40%: $1,000
￭If the final share price is less than the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 40%:
($1,000 x the share performance factor) + $400

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000.

However, under no circumstances will the Buffered PLUS pay less than $400 per Buffered PLUS at maturity.

Leveraged upside payment:	$1,000 x leverage factor x share percent increase
Share percent increase:	(final share price – initial share price) / initial share price
Share performance factor:	final share price / initial share price
Initial share price:	$ , which is the closing price of one underlying share on the pricing date
Final share price:	The closing price of one underlying share on the valuation date times the adjustment factor on such date
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the underlying shares
Valuation date:	October 26, 2026, subject to postponement for non-trading days and certain market disruption events
Leverage factor:	200%
Buffer amount:

40%. As a result of the buffer amount of 40%, the value at or above which the underlying shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS is $ , which is 60% of the initial share price.

Minimum payment at maturity:	$400 per Buffered PLUS (40% of the stated principal amount)
Maximum payment at maturity:	At least $1,530 per Buffered PLUS (153% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Interest:	None
Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS
Pricing date:	October 26, 2023
Original issue date:	October 31, 2023 (3 business days after the pricing date)
CUSIP:	61775MNV4
ISIN:	US61775MNV45
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $978.90 per Buffered PLUS, or within $30.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered PLUS	$1,000	$	$
Total	$	$	$

(1)The Buffered PLUS will be sold only to investors purchasing the Buffered PLUS in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3)See “Use of proceeds and hedging” on page 15.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2020  Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026 (the “Buffered PLUS”) can be used:

￭As an alternative to direct exposure to the underlying shares that enhances returns for a certain range of positive performance of the underlying shares, subject to the maximum payment at maturity.

￭To enhance returns and potentially outperform the underlying shares in a moderately bullish scenario.

￭To achieve similar levels of upside exposure to the underlying shares as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

￭To obtain a buffer against a specified level of negative performance in the underlying shares.

Maturity:	Approximately 3 years
Leverage factor:	200%
Maximum payment at maturity:	At least $1,530 per Buffered PLUS (153% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$400 per Buffered PLUS (40% of the stated principal amount). Investors may lose up to 60% of the stated principal amount of the Buffered PLUS.
Buffer amount:	40%
Coupon:	None

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date will be less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date will be approximately $978.90, or within $30.00 of that estimate. Our estimate of the value of the Buffered PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the maximum payment at maturity, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

October 2023 Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged upside exposure to the underlying shares, subject to the maximum payment at maturity, while providing limited protection against negative performance of the underlying shares. Once the underlying shares have decreased in price by more than a specified buffer amount, investors are exposed to the negative performance of the underlying shares, subject to the minimum payment at maturity. At maturity, if the underlying shares have appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity. At maturity, if the underlying shares have depreciated and (i) if the closing price of the underlying shares has not declined from the initial share price by more than the specified buffer amount, the Buffered PLUS will redeem for par, or (ii) if the closing price of the underlying shares has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 60% of the stated principal amount of the Buffered PLUS.

Leveraged Performance up to a Cap

The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the underlying shares, subject to the maximum payment at maturity.

Upside Scenario

The underlying shares increase in price, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 200% of the share return, subject to the maximum payment at maturity of at least $1,530 per Buffered PLUS (153% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.

Par Scenario	The underlying shares decline in price by no more than 40%, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.
Downside Scenario

The underlying shares decline in price by more than 40%, and, at maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying shares from the initial share price, plus the buffer amount of 40%. (Example: if the underlying shares decrease in price by 65%, investors would lose 25% of their principal and the Buffered PLUS will redeem for $750, or 75% of the stated principal amount.) The minimum payment at maturity is $400 per Buffered PLUS.

October 2023 Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	200%
Buffer amount:	40%
Hypothetical maximum payment at maturity:	$1,530 per Buffered PLUS (153% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$400 per Buffered PLUS

Buffered PLUS Payoff Diagram

How it works

￭Upside Scenario. If the final share price is greater than the initial share price, investors will receive the $1,000 stated principal amount plus 200% of the appreciation of the underlying shares over the term of the Buffered PLUS, subject to the maximum payment at maturity. An investor will realize the hypothetical maximum payment at maturity of $1,530 per Buffered PLUS (153% of the stated principal amount) at a final share price of 126.50% of the initial share price.

￭If the value of the underlying shares appreciates 2%, the investor would receive a 4% return, or $1,040 per Buffered PLUS.

￭If the value of the underlying shares appreciates 400%, the investor would receive only the hypothetical maximum payment at maturity of $1,530 per Buffered PLUS, or 153% of the stated principal amount.

￭Par Scenario. If the final share price is less than or equal to the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 40%, investors will receive the stated principal amount of $1,000 per Buffered PLUS.

October 2023 Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭Downside Scenario. If the final share price is less than the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 40%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease in the value of the underlying shares from the initial share price, plus the buffer amount of 40%. The minimum payment at maturity is $400 per Buffered PLUS.

￭For example, if the value of the underlying shares depreciates 70%, investors would lose 30% of their principal and receive only $700 per Buffered PLUS at maturity, or 70% of the stated principal amount.

October 2023 Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to an Investment in the Buffered PLUS

￭Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 40% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest, and provide a minimum payment at maturity of only 40% of the stated principal amount of the Buffered PLUS, subject to our credit risk. If the final share price is less than 60% of the initial share price, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the closing value of the underlying shares from the initial share price, plus $400 per Buffered PLUS. Accordingly, investors may lose up to 60% of the stated principal amount of the Buffered PLUS.

￭The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of at least $1,530 per Buffered PLUS, or 153% of the stated principal amount. The actual maximum payment at maturity will be determined on the pricing date. Although the leverage factor provides 200% exposure to any increase in the final share price over the initial share price, because the payment at maturity will be limited to 153% of the stated principal amount for the Buffered PLUS, any increase in the final share price over the initial share price by more than 26.50% of the initial share price will not further increase the return on the Buffered PLUS.

￭The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including the trading price, volatility (frequency and magnitude of changes in value) and dividends of the underlying shares and of the stocks composing the Energy Select Sector Index (the “share underlying index”), interest and yield rates in the market, time remaining until the Buffered PLUS mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equities markets generally and which may affect the final share price of the underlying shares, the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Buffered PLUS will be affected by the other factors described above. The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Energy Select Sector SPDR® Fund Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

￭The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered PLUS is not linked to the value of the underlying shares at any time other than the valuation date. The final share price will be based on the closing price on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the underlying shares appreciates prior to the valuation date but then drops by the valuation date by more than 40%, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the underlying shares prior to such drop. Although the actual value of the underlying shares on the stated maturity date or at other times during the term of the Buffered PLUS may be

October 2023 Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

higher than the closing price on the valuation date, the payment at maturity will be based solely on the closing price on the valuation date.

￭Investing in the Buffered PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying index. Investing in the Buffered PLUS is not equivalent to investing in the underlying shares, the share underlying Index or the stocks that constitute the share underlying index. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

￭The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial share price and the final share price, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co. in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final share price in the event of a market disruption event or discontinuance of the share underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see

October 2023 Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

“Description of PLUS—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and to other instruments linked to the underlying shares or the share underlying index), including trading in the underlying shares and in other instruments related to the underlying shares or the share underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares or the stocks that constitute the share underlying index and other financial instruments related to the underlying shares or the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price, and, therefore, could increase the price at or above which the shares of the Fund must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the closing price of the shares of the Fund on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity.

￭The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. There is a risk that the IRS may seek to treat all or a portion of the gain on the Buffered PLUS as ordinary income. Due to the large minimum amount payable at maturity, there is a substantial risk that the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭Investing in the Buffered PLUS exposes investors to risks associated with investments with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the Fund are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the Fund, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and

October 2023 Page 8

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the Buffered PLUS. The investment adviser to the Fund, SSGA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the Fund. Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the Buffered PLUS. S&P Dow Jones Indices LLC (“S&P”), a subsidiary of S&P Global Inc., is responsible for calculating and maintaining the share underlying index. S&P may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the underlying shares and the value of the Buffered PLUS. S&P may discontinue or suspend calculation or publication of the share underlying index at any time. If trading in the underlying shares is permanently discontinued and/or the Fund is liquidated or otherwise terminated, and S&P subsequently discontinues publication of the share underlying index, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the underlying shares, and, consequently, the value of the Buffered PLUS.

￭The performance and market price of the Fund, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund. The Fund does not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of the Fund and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the Fund may impact the variance between the performances of the Fund and the share underlying index.  Finally, because the shares of the Fund are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from the net asset value per share of the Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the Fund may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the Fund, and their ability to create and redeem shares of the Fund may be disrupted. Under these circumstances, the market price of shares of the Fund may vary substantially from the net asset value per share of the Fund or the level of the share underlying index.

For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund.  Any of these events could materially and adversely affect the price of the shares of the Fund and, therefore, the value of the Buffered PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the Buffered PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the Fund on the valuation date, even if the Fund’s shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the Fund.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Buffered PLUS may be materially and adversely affected.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of nine separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that the Fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the issuer of the underlying shares is accurate or complete.

Information as of market close on October 20, 2023:

Bloomberg Ticker Symbol:	XLE UP
Current Share Price:	$90.26
52 Weeks Ago:	$84.49
52 Week High (on 11/15/2022):	$94.08
52 Week Low (on 5/31/2023):	$76.59

The following graph sets forth the daily closing price of the underlying shares for the period from January 1, 2018 through October 20, 2023. The related table sets forth the published high and low closing prices as well as the end-of-quarter closing prices of the underlying shares for each quarter in the same period. The closing price of the underlying shares on October 20, 2023 was $90.26. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical prices of the underlying shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the underlying shares on the valuation date.

Shares of the Energy Select Sector SPDR® Fund Daily Closing Prices January 1, 2018 to October 20, 2023

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Energy Select Sector SPDR® Fund (CUSIP 81369Y506)	High ($)	Low ($)	Period End ($)
2018
First Quarter	78.03	66.02	67.41
Second Quarter	78.91	66.06	75.94
Third Quarter	77.37	71.91	75.74
Fourth Quarter	77.79	53.84	57.35
2019
First Quarter	67.29	57.90	66.12
Second Quarter	68.61	58.77	63.71
Third Quarter	64.44	55.85	59.20
Fourth Quarter	61.99	55.90	60.04
2020
First Quarter	60.87	23.57	29.06
Second Quarter	46.86	27.62	37.85
Third Quarter	38.58	29.95	29.95
Fourth Quarter	41.60	27.71	37.90
2021
First Quarter	53.57	37.96	49.06
Second Quarter	56.19	47.07	53.87
Third Quarter	54.81	45.79	52.09
Fourth Quarter	59.14	53.01	55.50
2022
First Quarter	78.75	57.22	76.44
Second Quarter	92.28	70.66	71.51
Third Quarter	84.09	67.49	72.02
Fourth Quarter	94.08	76.09	87.47
2023
First Quarter	93.11	76.97	82.83
Second Quarter	87.23	76.59	81.17
Third Quarter	93.36	79.09	90.39
Fourth Quarter (through October 20, 2023)	91.96	85.22	90.26

This document relates only to the Buffered PLUS offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described in the preceding paragraph. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws. As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The Buffered PLUS are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no

October 2023 Page 11

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

representations or warranties to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

Energy Select Sector Index. The Energy Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the energy sector of the S&P 500® Index. The Energy Select Sector Index includes companies in the following industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services. See “Energy Select Sector Index” in the accompanying index supplement.

October 2023 Page 12

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:	Energy Select Sector Index
Share underlying index publisher:	S&P Dow Jones Indices LLC, or any successor thereof
Postponement of maturity date:

If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following that valuation date as postponed.

Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered PLUS to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

October 2023 Page 13

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority. We intend to treat a Buffered PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the Buffered PLUS is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the Buffered PLUS as ordinary income. Due to the large minimum amount payable at maturity, there is a substantial risk that the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income.

Because the Buffered PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Buffered PLUS, including the leveraged upside payment, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Buffered PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders

October 2023 Page 14

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered PLUS and current market conditions, we expect that the Buffered PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS, by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in underlying shares, futures and options contracts on the underlying shares, and any component stocks of the share underlying index listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of the underlying shares on the pricing date, and, therefore, could increase the price at or above which the underlying shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or component stocks of the share underlying index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying shares, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution;

MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to

October 2023 Page 15

Morgan Stanley Finance LLC

Buffered PLUS Based on the Energy Select Sector SPDR® Fund due October 29, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

conflicts of interest:

public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS. When MS & Co. prices this offering of Buffered PLUS, it will determine the economic terms of the Buffered PLUS, including the maximum payment at maturity, such that for each Buffered PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for PLUS dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

October 2023 Page 16